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                                                                   EXHIBIT 99.02

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                   10 1/8% SENIOR SUBORDINATED NOTES DUE 2007
                      FAIRCHILD SEMICONDUCTOR CORPORATION

    As set forth in the Prospectus dated       , 1997 (the "Prospectus") of
FAIRCHILD SEMICONDUCTOR CORPORATION (the "Company") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's offer to exchange (the "Exchange Offer") all of its outstanding
10 1/8% Senior Subordinated Notes Due 2007 (the "Existing Notes") for its
10 1/8% Senior Subordinated Notes Due 2007, which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), if certificates for the Existing Notes are not immediately available or if the Existing Notes, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus). This form may be delivered by an Eligible Institution by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON       ,
1997, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF EXISTING NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE.

        TO: UNITED STATES TRUST COMPANY OF NEW YORK, THE EXCHANGE AGENT

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   BY REGISTERED OR CERTIFIED MAIL:             BY OVERNIGHT COURIER:

  United States Trust Company of New      United States Trust Company of New
                 York                                    York
             P.O. Box 844                            770 Broadway
            Cooper Station                     New York, New York 10003
    New York, New York 10276-0844             Attention: Corporate Trust

               BY HAND:                             BY FACSIMILE:

  United States Trust Company of New      United States Trust Company of New
                 York                                    York
             111 Broadway                           (212) 420-6152
             Lower Level                      Attention: Corporate Trust
        Corporate Trust Window                  CONFIRM BY TELEPHONE:
       New York, New York 10006                     (800) 548-6565
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    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS
VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Existing Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.
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Ladies and Gentlemen:

    The undersigned hereby tenders to FAIRCHILD SEMICONDUCTOR CORPORATION, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby
acknowledged, $          principal amount of Existing Notes pursuant to the
guaranteed delivery procedures set forth in Instruction 1 of the Letter of Transmittal.

    The undersigned acknowledges that tenders of Existing Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned acknowledges that tenders of Existing Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date.

    All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

            NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

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
Certificate No(s). for Existing Notes (if      Name(s) of Record Holder(s)
available)

                                               PLEASE PRINT OR TYPE

Principal Amount of Existing Notes             Address

                                               Area Code and Tel. No.
                                               Signature(s)

                                               Dated:
                                               If Existing Notes will be delivered by
                                               book-entry transfer at the Depository Trust
                                               Company, Depository Account No.

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    This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Existing Notes exactly as its (their) name(s) appear on certificates for Existing Notes or on a security position listing as the owner of Existing Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s): _______________________________________________________________________

Capacity: ______________________________________________________________________

Address(es): ___________________________________________________________________

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Existing Notes tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Existing Notes complies with Rule 14e-4 under the Exchange Act and (c) guarantees that delivery to the Exchange Agent of certificates for the Existing Notes tendered hereby, in proper form for transfer (or confirmation of the book-entry transfer of such Existing Notes into the Exchange Agent's Account at the Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus), with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signatures and any other required documents, will be received by the Exchange Agent at one of its addresses set forth above within five New York Stock Exchange ("NYSE") trading days after the execution of this Notice of Guaranteed Delivery.

    THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND EXISTING NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

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Name of Firm
                                                           Authorized Signature

Address                                        Name
                                                           Please Print or Type

                                               Title
                  Zip Code

Area Code and Tel. No.                         Date

Dated:, 1997
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NOTE: DO NOT SEND EXISTING NOTES WITH THIS FORM; EXISTING NOTES SHOULD BE SENT
WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN FIVE NYSE TRADING DAYS AFTER THE EXECUTION OF THIS NOTICE OF GUARANTEED DELIVERY.

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